CERTIFICATE OF MERGER
                                       OF
                             PPI CAPITAL GROUP, INC.
                                       AND
                              DIRECTPLACEMENT, INC.

                              CERTIFICATE OF MERGER

                                       OF

                             PPI CAPITAL GROUP, INC.

                                       AND

                              DIRECTPLACEMENT, INC.



            It is hereby certified that:

            1. The constituent business corporations participating in the merger herein certified are:

                  (i) PPI Capital Group, Inc., which is incorporated under the laws of the State of Utah; and

                  (ii) DirectPlacement, Inc., which is incorporated under the laws of the State of Delaware.

            2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by PPI Capital Group, Inc. in accordance with the laws of the State of its incorporation and by DirectPlacement, Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

            3. The name of the surviving corporation in the merger herein certified is DirectPlacement, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

            4. The Restated Certificate of Incorporation of DirectPlacement, Inc., as now in force and effect, shall continue to be the Restated Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

            5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                        3655 Nobel Drive
                        Suite 540
                        San Diego, CA  92122

            6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

            7. The authorized capital stock of PPI Capital Group, Inc. consists of two hundred million (200,000,000) shares of common stock par value of $.001 per share.

            8. The Agreement and Plan of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective at 5 p.m. on November 21, 2001.


IN WITNESS WHEREOF the undersigned have executed this certificate this 21st day of November.


                               PPI CAPITAL GROUP, INC.




                               By: /s/ Brian M. Overstreet
                                   --------------------------------------------
                                   Name:  Brian M. Overstreet
                                   Title: President and Chief Executive Officer



                               DIRECTPLACEMENT, INC.




                               By: /s/ Brian M. Overstreet
                                   --------------------------------------------
                                   Name:  Brian M. Overstreet
                                   Title: President and Chief Executive Officer